UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2006

Intraware, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25249	68-0389976
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25 Orinda Way
Orinda, California    94563
(Address of principal executive offices including zip code)

(925) 253-4500
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On June 22, 2006 the Company's Board of Directors approved an Amended and Restated Preferred Stock Rights Agreement ("Rights Agreement") between the Company and Computershare Investor Services, LLC (the "Rights Agent"), which supersedes and replaces the Company's previous Preferred Stock Rights Agreement dated September 8, 2005. The amended Rights Agreement allows one of the Company's existing investors, Crosslink Capital, Inc., and its affiliated companies, to acquire up to twenty percent of the Company's outstanding common stock without creating a triggering event under the Rights Plan. Crosslink Capital, Inc. is a venture capital firm located in San Francisco, California.

Item 1.01    Entry into a Material Definitive Agreement.

On June 23, 2006 the Compensation Committee of the Company's Board of Directors voted to increase the base salaries of Richard Northing, Executive Vice President and Chief Operating Officer, and Wendy Nieto, Executive Vice President and Chief Financial Officer. The base salaries for both Mr. Northing and Ms. Nieto will increase from $200,000 to $225,000, effective July 1, 2006.

Section 3 — Securities and Trading Markets

Item 3.03    Material Modification to Rights of Security Holders.

Please refer to the disclosure provided under "Item 1.01 Entry into a Material Definitive Agreement" which is incorporated by reference into this Item 3.03 of this Current Report on Form 8-K.

Section 8 — Other Events

Item 8.01    Other Events.

On June 26, 2006, the Company issued the attached press release regarding the signature of a joint marketing agreement with Digital River, Inc.

Section 9 — Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description
4.1	Amended and Restated Preferred Stock Rights Agreement, dated June 22, 2006, by and between Intraware, Inc. and Computershare Investor Services, LLC.
99.1	Press Release dated June 26, 2006

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2006	Intraware, Inc.

/s/ Paul D. Warenski Paul D. Warenski Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
4.1	Amended and Restated Preferred Stock Rights Agreement, dated June 22, 2006, by and between Intraware, Inc. and Computershare Investor Services, LLC. Also provided in PDF format as a courtesy.
99.1	Press Release dated June 26, 2006 Also provided in PDF format as a courtesy.